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                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 1st day of April, 2004, is between Barrier Therapeutics, Inc., a Delaware corporation (the "Corporation") and Anne M. VanLent (the "Executive").

                  The Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of pharmaceutical products in the field of dermatology. The Corporation desires to employ the Executive, and the Executive desires to accept such employment, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

                  1. EMPLOYMENT; EFFECTIVENESS OF AGREEMENT. Effective as of the date hereof (such date, the "Commencement Date," for all purposes hereof), the Corporation shall employ the Executive, and the Executive shall accept employment by the Corporation, upon the terms and conditions hereinafter set forth.

                  2. TERM. The employment of the Executive hereunder shall commence on the Commencement Date and continue until terminated pursuant to the terms of this Agreement. The period of Executive's employment is hereinafter referred to as the "Employment Period."

                  3. DUTIES. During the Employment Period, the Executive shall be initially employed by the Corporation as the Chief Financial Officer of the Corporation and shall serve the Corporation faithfully and to the best of her ability. The Executive shall devote her full time, attention, skill and efforts to the performance of the duties required by or appropriate for her position with the Corporation. The Executive shall report to the Chief Executive Officer of the Corporation, provided that the Executive shall have direct reporting to the Audit Committee of the Board of Directors of the Corporation (the "Audit Committee") with respect to the presentation of financial reports and other financial information of the Corporation. Subject to the oversight of the Chief Executive Officer, the Executive shall have responsibility for (i) signing checks, maintaining the Corporation's books and records, financial planning for the Corporation, investing and disbursement of corporate funds and (ii) such other duties and responsibilities as may be assigned to her from time to time by the Chief Executive Officer.

                  4. TIME TO BE DEVOTED TO EMPLOYMENT. Except for vacation, absences due to temporary illness and absences resulting from Disability (as hereinafter defined), the Executive shall devote the Executive's business time, attention and energies on a full-time basis to the performance of the duties and responsibilities referred to in Section 3. The Executive shall not during the Employment Period be engaged in any other business activity which, in the reasonable judgment of the Board of Directors of the Corporation, would conflict with the ability

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of the Executive to perform her duties under this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided however that the Corporation acknowledges and agrees that Executive has obligations and commitments to Penwest and Powerzyme and that Executive shall be entitled to continue such commitments and obligations.

                  5. COMPENSATION; BONUS; BENEFITS; REIMBURSEMENT.

                           (a)      Base Salary. During the Employment Period,
the Corporation shall pay to the Executive an annual base salary of $245,000 which shall be subject to review and, at the option of the Compensation Committee of the Corporation, subject to increase (such salary, as the same may be increased from time to time as aforesaid, being referred to herein as the "Base Salary"). The Base Salary shall be payable in such installments (but not less frequent than monthly) as is the policy of the Corporation with respect to employees of the Corporation at substantially the same level of employment as the Executive.

                           (b)      Benefits; Bonus. During the Employment
Period, the Executive shall be entitled to participate in all bonus and incentive programs of the Corporation and shall receive such medical and other benefits (the "Benefit Arrangements"), as may be provided from time to time by the Corporation to its officers in the discretion of the Compensation Committee.

                           (c)      Equity Compensation. During the Employment
Period, the Executive shall be entitled to participate in all equity compensation plans and programs and shall receive such grants as may be provided from time to time by the Corporation to its officers in the discretion of the Compensation Committee.

                           (d)      Vacation. During the Employment Period, the
Executive shall be entitled to four weeks-paid vacation during each 12-month period worked.

                           (e)      Reimbursement of Expenses. During the
Employment Period, the Corporation shall reimburse the Executive, in accordance with the policies and practices of the Corporation in effect from time to time with respect to other employees of the Corporation at substantially the same level of employment as the Executive, for all reasonable and necessary traveling expenses and other disbursements incurred by her for or on behalf of the Corporation in connection with the performance of her duties hereunder upon presentation by the Executive to the Corporation of appropriate documentation therefor.

                           (f)      Deductions. The Corporation shall deduct
from any payments to be made by it to the Executive under this Section 5 or
Section 8 any amounts required to be withheld in respect of any Federal, state or local income or other taxes.

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                  6. TERMINATION AND AT-WILL EMPLOYMENT.

                           (a)      Executive understands and acknowledges that
her employment with the Corporation is for an unspecified duration and constitutes "at-will" employment. Executive acknowledges that this employment relationship may be terminated at any time, with or without cause, at the option either of the Corporation or Executive, and with or without notice.

                           (b)      For convenience of reference, the date upon
which any termination of the employment of the Executive pursuant to this
Section 7 hereof shall be effective is hereinafter referred to as the "Termination Date." If the Executive dies during the Employment Period, the Termination Date shall be deemed to be the date of the Executive's death.

                  7. EFFECT OF TERMINATION OF EMPLOYMENT.

                           (a)      As used herein, the following defined terms
shall have the following meanings:

                                    (i)      "Cause" shall mean (i) Executive's
violation of any material Corporation policy, misappropriation of funds or property of the Corporation or attempt to obtain any personal profit from any transaction in which the Corporation has an interest; (ii) Executive has neglected or failed to discharge any of her duties or obligations under this Agreement or failed to obey appropriate directions (to the extent lawful) from the Board of Directors of the Corporation or an officer of the Corporation to whom the Executive reports, which neglect or failure, if curable, shall not have been cured within 10 days after receipt of written notice; (iii) material breach of any of the provisions of this Agreement (or any other document or agreement between the Corporation and the Executive) by the Executive; (iv) the commission by the Executive of any act of fraud or dishonesty (financial or otherwise) with respect to the Corporation or any subsidiary or affiliate thereof; (v) the conviction or entry of a plea of nolo contendere of the Executive for violating any laws constituting a felony (including the Foreign Corrupt Practices Act of 1977); or (vi) conviction or entry of a plea of nolo contendere for a crime involving moral turpitude or fraud.

                                    (ii)     "Good Reason" shall mean with
respect to Executive, (i) a material reduction of her compensation (base compensation plus guaranteed bonus), or (ii) a material diminution in duties of Executive described in this Agreement or reasonable for someone with Executive's title and position with the Corporation, (iii) a requirement that Executive report to work at a location that is outside New Jersey or Eastern Pennsylvania,
(iv) the failure of the Corporation to obtain the agreement from any successor to assume and agree to perform her employment agreement, or (v) the material breach of her employment agreement with the Corporation, which neglect or failure, if curable, is not cured within ten (10) days after receipt of written notice of such breach.

                                    (iii)    "Disability" shall mean the
Executive is incapacitated or disabled by accident, sickness or otherwise so as to render Executive mentally or physically incapable of performing the essential functions of her job with or without a reasonable accommodation for 90 days in any 360 consecutive day period.

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                           (b)      If the Executive's employment is terminated
by (i) the Corporation without Cause (other than by reason of Executive's death or Disability) or (ii) by the Executive for Good Reason, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Corporation arising out of this Agreement, except that Executive shall be entitled to receive, upon execution of a general release and waiver of claims that is acceptable to the Corporation (the "Release"), and so long as she continues to comply with the provision of any confidentiality, non-competition, or non-solicitation agreement with the Corporation to which Executive is subject (including, without limitation, the Confidentiality Agreement):

                                    (i)      continuation of her base salary,
                  less applicable withholdings, at the salary rate in effect at the time of the termination of his employment, payable in the ordinary course of the Corporation's business as if Executive were remaining in the employ of the Corporation, for a period of nine (9) months from the Termination Date (the "Severance Period");

                                    (ii)     any earned but unpaid bonus as of
                  the Termination Date (which amount shall be paid within 30 days of the Termination Date);

                                    (iii)    any reasonable out-of-pocket
                  business expenses properly incurred but not yet reimbursed (which amount shall be paid within 30 days of the Termination
                  Date);

                                    (iv)     continuation of Executive's medical
                  benefits until the earlier of (i) the end of the Severance Period, or (ii) the date on which Executive is eligible to receive medical benefits from another company; provided, that, in the event that any of the Corporation's medical benefit plans prohibit participation in such plan by the Executive following his termination, 100% of the applicable COBRA premiums shall be payable by the Corporation for the period described herein; and

                                    (v)      additional vesting (or release of
                  repurchase right) of any outstanding equity grant or award on the Termination Date that was not fully vested to provide that any shares that would have vested during the Severance Period shall be fully vested on the Termination Date. Executive shall have a six month period to exercise outstanding options following the Termination Date if Executive is terminated without Cause.

                           (c)      If Executive's employment is terminated by
the Corporation by reason of death or Disability, upon the Termination Date, neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Corporation arising out of this Agreement, except Executive shall be entitled to receive, upon her execution of the Release (solely in the case of Disability), and so long as she continues to comply with the provisions of any confidentiality, non-competition or non-solicitation agreement with the Corporation of which the Executive is subject (including, without limitation the Confidentiality Agreement) (solely in the case of Disability):

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                                    (i)      any earned but unpaid bonus through
                  Termination Date (which amount shall be paid within 30 days of the Termination Date);

                                    (ii)     any reasonable out-of-pocket
                  business expenses properly incurred but not yet reimbursed (which amount shall be paid within 30 days of the Termination
                  Date);

                                    (iii)    additional vesting (or release of
                  repurchase right) of any outstanding equity grant or award that on the Termination Date that was not fully vested shall be fully vested on the Termination Date.

                                       In addition to the foregoing set forth in
                  this clause (c), in the event of termination of Executive by reason of Death or Disability, Executive shall be entitled to any life insurance or disability insurance benefits provided to all employees of the Corporation.

                           (d)      The Executive's obligations under Section 10
of this Agreement, and the Corporation's obligations under this Section 7, shall survive the termination of this Agreement and the termination of the Executive's employment hereunder.

                  8. EFFECT OF CHANGE OF CONTROL.

                           (a)      Immediately prior to the effective date of a
Change of Control, regardless of whether or not Executive is terminated or chooses to terminate her employment as a result of such Change of Control, Executive shall be entitled to receive full vesting (or release from repurchase right) of any outstanding equity grant or award that at such time was not fully vested to provide that any unvested shares, options, or other equity awards shall be fully vested and exercisable immediately prior to such Change of Control. The Corporation agrees that, in the event of a Change of Control, to use commercially reasonable efforts to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code or to "gross up" the compensation to Executive to compensate him or her for any excise tax resulting from such full vesting (or release from repurchase right).

                           (b)      As used herein, the term "Change of Control"
shall be defined as a change in ownership or control of the Corporation affected through any of the following transactions:

                                    (i)      a statutory share exchange, merger,
consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction;

                                    (ii)     any stockholder approved transfer
or other disposition of all or substantially all of the Corporation's assets (whether held directly or indirectly through one or more controlled subsidiaries) except to or with a wholly-owned subsidiary of the Corporation; or

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                                    (iii)    the acquisition, directly or
indirectly by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to transactions with the Corporation's stockholders and not solely by direct purchase from the Corporation.

                  9. DISCLOSURE OF INFORMATION; RIGHT OF INVENTIONS. As a condition of continued employment pursuant to this Employment Agreement, Executive has or, simultaneously with the execution of this Agreement Executive shall, enter into the Corporation's standard Confidential Information and Invention Assignment Agreement.

                  10. RESTRICTIVE COVENANTS.

                           (a)      The Executive acknowledges and recognizes
that during the Employment Period she will be privy to confidential information of the Corporation and further acknowledges and recognizes that the Corporation would find it extremely difficult to replace the Executive. Accordingly, in consideration of the promises contained herein and the consideration to be received by the Executive hereunder (including, without limitation, the severance compensation described in Section 8, if any), without the prior written consent of the Corporation, the Executive shall not, at any time during the employer/employee relationship between the Corporation and the Executive or the one-year period after the termination of such employer/employee relationship, (i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as hereinafter defined) directly competing with the business of the Corporation or any direct or indirect subsidiary or affiliate thereof in the United States, Canada or Europe, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above,
(iii) induce or solicit other employees of the Corporation or any direct or indirect subsidiary or affiliate thereof to terminate their employment with the Corporation or any such direct or indirect subsidiary or affiliate or to engage in any Competing Business or (iv) induce any entity or person with which the Corporation or any direct or indirect subsidiary or any affiliate thereof has a business relationship to terminate or alter such business relationship. As used herein, "Competing Business" shall mean any business involving the discovery, development and commercialization of products in the United States, Canada or Europe if such business or the products developed or sold by it are competitive, directly or indirectly, at the time of the Termination Date with (A) the business of the Corporation or any direct or indirect subsidiary thereof, (B) any of the products manufactured, sold or distributed by the Corporation or any direct or indirect subsidiary thereof or (C) any products or business being developed or conducted by the Corporation or any direct or indirect subsidiary thereof.

                           (b)      The Executive understands that the foregoing
restrictions may limit her ability to earn a livelihood in a business similar to the business of the Corporation or any subsidiary or affiliate thereof, but she nevertheless believes that she has received and will receive sufficient consideration and other benefits as an employee of the Corporation and as otherwise provided hereunder to justify clearly such restrictions which, in any event (given her education, skills and ability), the Executive does not believe would prevent her from earning a living.

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                  11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE EMPLOYEE.

                           (a)      RESTRICTIONS. The Executive represents and
warrants to the Corporation that:

                                    (i)      there are no restrictions,
                  agreements or understandings whatsoever to which the Executive is a party which would prevent or make unlawful the Executive's execution of this Agreement or the Executive's employment hereunder, which is or would be inconsistent or in conflict with this Agreement or the Executive's employment hereunder, or would prevent, limit or impair in any way the performance by the Executive of the obligations hereunder; and

                                    (ii)     the Executive has disclosed to the
                  Corporation all restraints, confidentiality commitments or other employment restrictions that she has with any other employer, person or entity.

                           (b)      OBLIGATIONS TO FORMER EMPLOYERS. The
Executive covenants that in connection with her provision of services to the Corporation, she shall not breach any obligation (legal, statutory, contractual or otherwise) to any former employer or other person, including, but not limited to, obligations relating to confidentiality and proprietary rights.

                           (c)      OBLIGATIONS UPON TERMINATION. Upon and after
her termination or cessation of employment with the Corporation and until such time as no obligations of the Executive to the Corporation hereunder exist, the Executive shall (i) provide a complete copy of this Agreement to any person, entity or association engaged in a Competing Business with whom or which the Executive proposes to be employed, affiliated, engaged, associated or to establish any business or remunerative relationship prior to the commencement of any such relationship and (ii) shall notify the Corporation of the name and address of any such person, entity or association prior to the commencement of such relationship.

                  12. MISCELLANEOUS PROVISIONS.

                           (a)      ENTIRE AGREEMENT; AMENDMENTS.

                                    (i)      This Agreement and the other
                  agreements referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings between the parties with respect thereto.

                                    (ii)     This Agreement shall not be altered
                  or otherwise amended, except pursuant to an instrument in writing signed by each of the parties hereto.

                           (b)      DESCRIPTIVE HEADINGS. Descriptive headings
are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

                           (c)      NOTICES. All notices or other communications
pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally,

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telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                    (i)      if to the Corporation, to:

                                             Barrier Therapeutics, Inc.
                                             600 College Road East, Suite 3200
                                             Princeton, New Jersey 08540
                                             Attention: Chief Executive Officer
                                             Telecopier: (609) 945-1255

                                    with a copy to:

                                             Morgan, Lewis & Bockius LLP
                                             502 Carnegie Center
                                             Princeton, New Jersey 08540
                                             Attention: Steven M. Cohen, Esq.
                                             Telecopier: (609) 919-6639

                                    (ii)     if to the Executive, to her at the
                  address in the Corporation's personnel records.

All such notices and other communications shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery,
(B) in the case of delivery by telecopy, on the date of such delivery, (C) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (D) in the case of mailing, on the third Business Day following such mailing. As used herein, "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New Jersey are not required to be open.

                           (d)      COUNTERPARTS. This Agreement may be executed
in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This agreement may be executed and delivered by facsimile.

                           (e)      GOVERNING LAW. This Agreement shall be
governed by and construed and enforced in accordance with the laws of New Jersey applicable to contracts made and performed wholly therein.

                           (f)      BENEFITS OF AGREEMENT; ASSIGNMENT. The terms
and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto; provided, however, the Corporation may assign this Agreement in connection with a sale of all or substantially all of the assets or a merger.

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                           (g)      WAIVER OF BREACH. The waiver by either party
of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

                           (h)      SEVERABILITY. In the event that any
provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           (i)      REMEDIES. All remedies hereunder are
cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. The Executive acknowledges that in the event of a breach of any of the Executive's covenants contained in Sections 9, 10 or 11, the Corporation shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim.

                           (j)      SURVIVAL. Sections 8 through 11, this
Section 13 and the defined terms used in any section referred to in this Section 13(j), shall survive the termination of the Executive's employment on the Termination Date and the expiration of this Agreement.

                           (k)      DISPUTE RESOLUTION. The parties agree that
any dispute, controversy or claim arising out of or relating to this Agreement, whether based on contract, tort, statute or other legal or equitable theory (including without limitation, Title VII, Americans with Disabilities Act, New Jersey Law Against Discrimination, Age Discrimination in Employment Act, Conscientious Employment Protection Act or any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) or the breach or termination thereof (a "Dispute"), shall be resolved by binding arbitration in accordance with the following provisions; provided, however, that this Section 13(k) shall not limit the right of any party to seek from a court of competent jurisdiction any equitable relief with respect to the Dispute to which such party may otherwise be entitled, including, without limitation, specific performance or injunctive or other relief, and no party shall have any obligation to arbitrate such claim for equitable relief.

                                    (i)      Any Dispute shall be resolved by
                  binding arbitration to be conducted before JAMS/Endispute, Inc. ("JAMS") in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures as in effect at the time of the arbitration.

                                    (ii)     The arbitration shall be held
                  before a single arbitrator appointed by JAMS, in accordance with its rules, who is not an affiliate of any party to such

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                  arbitration and does not have any potential for bias or
                  conflict of interest with respect to any of the parties, directly or indirectly, by virtue of any direct or indirect financial interest, family relationship or close friendship.

                                    (iii)    Such arbitration shall be held at
                  such place as the arbitrator appointed by JAMS may determine within the State of New Jersey or such other location to which the parties may agree.

                                    (iv)     The arbitrator shall have the
                  authority, taking into account the parties' desire that any arbitration proceeding hereunder be reasonably expedited and efficient, to permit the parties to conduct discovery. Any such discovery shall be (A) guided generally by and be no broader than permitted under the United States Federal Rules of Civil Procedure, and (B) subject to the arbitrator and the parties entering into a mutually acceptable confidentiality agreement.

                                    (v)      The arbitrator's decision and award
                  in any such arbitration shall be made and delivered within 120 days of the date on which such arbitration proceedings commenced.

                                    (vi)     The arbitrator's decision shall be
                  in writing and shall be as brief as possible and will include the basis for the arbitrator's decision. A record of the arbitration proceeding shall be kept.

                                    (vii)    Judgment on the award rendered by
                  the arbitrator may be entered in any court having jurisdiction thereof.

                                    (viii)   The arbitrator shall have the power
                  but not the obligation to award to the party it deems to have prevailed, all or a portion of the costs of the arbitration (including, transcripts, room rental fees and fees and expenses of the arbitrator and JAMS, and the reasonable legal fees, costs and disbursements of the other party thereto); provided, that if court proceedings to stay litigation or compel arbitration are necessary, the non-prevailing party in such proceedings shall pay all reasonable costs, expenses, and attorney's fees incurred in connection with such court proceeding.

                                    (ix)     The parties agree to participate in
                  any arbitration in good faith.

                           (l)      JURISDICTION, ETC.

                                    (i)      Each of the parties hereto hereby
                  irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New Jersey State court or federal court of the United States of America sitting in the State of New Jersey, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any related agreement or for recognition or enforcement of any judgment. Each of the parties hereto hereby irrevocably and unconditionally agrees that jurisdiction and venue in such courts would be proper, and hereby waive any objection that such courts are an improper or inconvenient forum. Each of the parties hereto agrees that a

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                  final judgment in any such action or proceeding shall be
                  conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related agreement in any New Jersey State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                                    (ii)     EACH OF THE PARTIES HERETO HEREBY
                  IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT.

                                     * * * *

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                  IN WITNESS WHEREOF, the parties have duly executed this
Employment Agreement as of the date first above written.

                                             BARRIER THERAPEUTICS, INC.

                                             By: /s/ Geert Cauwenbergh
                                                 -------------------------------
                                                  Name: Geert Cauwenbergh
                                                  Title: CEO

                                             /s/ Anne M. VanLent
                                             -----------------------------------
                                             Anne M. VanLent